                                                                  EXHIBIT 10.12

                            STOCK PURCHASE AGREEMENT


July 15, 1996



Bessemer Venture Partners III L.P.
c/o Bessemer Securities Corporation
630 Fifth Avenue
New York, NY 10111


Vertex Investment (II), Ltd.
3 Lagoon Drive, Suite 220
Redwood City, CA 94065


Ladies and Gentlemen:


The undersigned (the "Purchaser") hereby offers to purchase 214,841 shares of Common Stock (the "Shares") of Coral Systems, Inc. (the "Company") from you at a purchase price of $0.75 per share plus the Purchaser's pro-rata portion of certain fees and expenses described below in Section 6.

In connection with the purchase and sale of the Shares, Purchaser hereby acknowledges and agrees and makes the following certifications and representations:

1. The Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Purchaser must bear the economic risk of this investment indefinitely unless the Shares are registered pursuant to the Securities Act, or an exemption from registration is available. The Purchaser understands that the Company has no present intention of registering the Shares. The Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow the Purchaser to transfer all or any portion of the Shares under the circumstances, in the amounts or at the times the Purchaser might propose.

2. The Purchaser is acquiring the Shares for the Purchaser's own account for investment only, and not with a view towards their distribution.

3. The Purchaser represents that by reason of its, or of its management's business or financial experience, the Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement. Further, the Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

4. The Purchaser has had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company. The Purchaser has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment.

5. The Purchaser acknowledges and agrees that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring not less than two years after a party has purchased and paid for the security to be sold, the sale being through an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended) and the number of shares being sold during any three month period not exceeding specified limitations.

6. The Purchaser has reviewed the terms of the Stock Purchase Agreements (the "Agreements"), each dated June 21, 1996, by and among Bessemer Venture Partners III, L.P. and Vertex Investment (II) Pte. Ltd. (the "Original Purchasers"), and Flemming B. Jensen and the Jensen Charitable Remainder Trust (the "Original Sellers"), and hereby agrees and acknowledges as follows:

                 (a) The Purchaser will be deemed to be a party to the Agreements for purposes of dividing and paying any fees, liabilities and expenses incurred by the Original Purchasers in connection with the negotiation and execution of the Agreements.

                 (b) Accordingly, the purchase price for the Shares shall include the Purchaser's pro-rata portion of the legal and other expenses incurred by the Original Purchasers in preparing the Agreements, including the legal expenses incurred by Cooley Godward Castro Huddleson & Tatum. In addition, the Purchaser will be responsible on a pro-rata basis for any and all fees, liabilities and expenses incurred in the future by the Original Purchasers in connection with the enforcement of, or potential or actual litigation with respect to, the Agreements.

7. Purchaser will deliver to you the purchase price for the Shares (including the Purchaser's pro-rata portion of the fees and expenses described in Section 6 above) on or before July 17, 1996, in exchange for which you will deliver to the Purchaser a share certificate reflecting the number of Shares purchased hereunder. If you have not received the purchase price in full (including the pro-rata fees and expenses) on or before July 17, 1996, the Purchaser hereby acknowledges that this agreement is void and unenforceable and that you have no obligation to deliver any Shares to the Purchaser under any circumstances.

         If this letter accurately reflects our agreement with respect to our purchase from you of the Shares, please sign the acknowledgement below and return to the Purchaser

                                           Very truly yours,

                                           CORAL SYSTEMS, INC.


                                           By:    /s/ HOWARD KAUSHANSKY
                                                  ---------------------------
                                                  Howard Kaushansky
                                                  ---------------------------
                                           Title: Chief Financial Officer and
                                                  ---------------------------
                                                  Secretary
Acknowledged and accepted:

/s/ ROBERT BUESCHER
-----------------------------------
Bessemer Venture Partners III L.P.

/s/ BRUCE GRAHAM
-----------------------------------
Vertex Investment (II), Ltd.